Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of CEB Inc. of our reports dated February 28, 2017, with respect to the consolidated financial statements and schedule of CEB Inc., and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) of CEB Inc. for the year ended December 31, 2016:

Registration Statements on Form S-8:

Name	Registration Number	Date Filed
Amended Directors’ Stock Plan	333-74145	March 9, 1999
1999 Stock Option Plan	333-74145	March 9, 1999
Employee Stock Purchase Plan	333-39832	June 22, 2000
2001 Stock Option Plan	333-67238	August 10, 2001
2002 Non-Executive Stock Incentive Plan	333-103538	February 28, 2003
2004 Stock Incentive Plan	333-117774	July 30, 2004
Deferred Compensation Plan	333-138685	November 14, 2006
2004 Stock Incentive Plan	333-150744	May 8, 2008
2012 Stock Incentive Plan	333-183156	August 8, 2012

/s/ Ernst & Young LLP

McLean, Virginia
February 28, 2017